UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2011

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588
(Address of principal executive offices)

(Registrant’s telephone number, including area code):  (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 28, 2011, Simpson Manufacturing Co., Inc. announced its first quarter 2011 results in a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (“Annual Meeting”) was held on April 26, 2011. The following nominees were elected as directors by the votes indicated:

	Total Votes	Total Votes
	for Each	Withheld from	Broker	Term
Name	Director	Each Director	Non-Votes	Expires*

Earl F. Cheit	28,476,685	15,217,977	3,854,824	2014
Thomas J Fitzmyers	28,629,209	15,065,453	3,854,824	2014
Barry Lawson Williams	28,352,592	15,342,070	3,854,824	2014

______________
* The term expires on the date of the Annual Meeting in the year indicated.

The terms as directors of Barclay Simpson, Jennifer A. Chatman, Robin G. MacGillivray, Gary M. Cusumano and Peter N. Louras, Jr. continued after the meeting.

The following proposals were also adopted at the Annual Meeting by the votes indicated:

				Broker
Proposal	For	Against	Abstain	Non-Votes

To approve the Simpson Manufacturing Co., Inc. 2011 Incentive Plan	32,236,689	11,442,290	15,683	3,854,824

To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2011	46,484,913	1,039,053	25,520	N/A

Our stockholders approved, in an advisory (non-binding) vote, the compensation of our Named Executive Officers. The result of the advisory (non-binding) vote on the compensation of our Named Executive Officers was as follows:

			Broker
For	Against	Abstain	Non-Votes

43,148,204	515,296	31,162	3,854,824

Our stockholders recommended, in an advisory (non-binding) vote, to hold future advisory votes on the compensation of our Named Executive Officers annually. We will hold such a vote every year. The result of the advisory (non-binding) vote on the frequency of the future advisory votes on the compensation of our Named Executive Officers was as follows:

				Broker
1 Year	2 Years	3 Years	Abstain	Non-Votes

40,219,635	25,263	3,409,328	40,436	3,854,824

Item 9.01 Financial Statements and Exhibits

Exhibit No.                      Description

Exhibit 99.1                     Press release dated April 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc. (Registrant)

DATE: April 28, 2011	By:	/s/ KAREN COLONIAS
Karen Colonias
Chief Financial Officer